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                                                                  EXHIBIT 10.57

                                  FEE AGREEMENT

         THIS FEE AGREEMENT (this "Agreement") is made the 4th day of November, 1997, by and between DOVE ENTERTAINMENT, INC., a California corporation, having its principal place of business at 8955 Beverly Blvd., Los Angeles, California, 90048 ("Dove") and MEDIA EQUITIES INTERNATIONAL, LLC, a New York limited liability company having its principal place of business at c/o Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York ("MEI").

         WHEREAS, Dove has entered into that certain Credit, Security and Pledge Agreement (the "Credit Agreement"), dated as of the date hereof, among Dove, the Guarantors named therein and The Chase Manhattan Bank ("Chase").

         WHEREAS, Terrence A. Elkes, Kenneth F. Gorman, John T. Healy, Bruce Maggin and Ronald Lightstone are, directly or indirectly, all of the beneficial owners of MEI (the "MEI Principals").

         WHEREAS, it is a condition to the effectiveness of the Credit Agreement that the MEI Principals guaranty a portion of the obligations of Dove under the Credit Agreement, as more fully described in the Credit Agreement and the Guaranty Agreement (as such term is defined in the Credit Agreement).

         WHEREAS, Dove and its subsidiaries will receive substantial benefit from the credit facility provided by the Credit Agreement and the guaranty thereof by the MEI Principals.

         NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dove and MEI hereby agree as follows:

         1. So long as the Guaranty Agreement (as such term is defined in the Credit Agreement) shall be in full force and effect (and not be declared null and void, or become unenforceable or be terminated or disaffirmed by any MEI Principal) and no Event of Default shall exist and be continuing under and as defined in the Credit Agreement, Dove shall pay to MEI a fee in the amounty of $25,000 per annum, to be paid yearly, in advance , on the date of the execution and delivery of the Guaranty Agreement and each anniversary thereof.

         2. Payment shall be made by check and mailed to MEI at its principal place of buisness as set forth in the introductory paragraph to this Agreement, or at such other address as MEI shall provide to Dove in writing.




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         3. Dove hereby agrees that, if, pursuant to the Guaranty Agreement, any
MEI Principal shall make any payment to Chase, Dove shall promptly pay such amount to such MEI Principal. Each MEI Principal under the Guaranty Agreement shall be a third party beneficiary under this Paragraph 3 of this Agreement.

         4. Dove and MEI represent and warrant that they have the legal power and authority to enter into thisAgreement and that the persons signing for each party are authorized and directed to do so.

         5. This agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemtporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be amended orally or in any manner other than by an agreement in writing signed by Dove and MEI.

         6. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT AND/OR THE DEFENSE OR ENFORCEMENT OF ANY PARTIES' RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. EACH PARTY ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

         7. This Agreement shall inure to the benefit of MEI, its successors and assigns, and shall be binding upon both Dove and MEI and their respective heirs, personal representatives, successors and assigns.

         8. The vaildity, construction and enforcement of this Agreement shall be governed by the internal laws of the State of California.

         9. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         10. This Agreement may be executed in separate counterparts and be each party on a separate counterpart, each of which, when executed and delivered, shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.






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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered this 4th day of November, 1997.


                                            DOVE ENTERTAINMENT, INC.


                                            By:  /s/ NEIL TOPHAM
                                               -------------------------------
                                            Name:    Neil Topham
                                            Title:   Chief Financial Officer



                                            MEDIA EQUITIES INTERNATIONAL, LLC


                                            By:  /s/ BRUCE MAGGIN
                                               -------------------------------
                                            Name:    Bruce Maggin
                                            Title:   President











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